                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K
                                Current Report


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported):  September 25, 2000


                          LIFE FINANCIAL CORPORATION
              (Exact Name of Registrant as Specified in Charter)


                                    0-22193
                             (Commission File No.)

             DELAWARE                                   33-0743195
   (State or Other Jurisdiction                        (IRS Employer
        of Incorporation)                            Identification No.)


           10540 Magnolia Avenue, Suite B, Riverside CA  92503-1814
           (Address of Principal Executive Offices)      (Zip Code)


                                (909) 637-4000
             (Registrant's Telephone Number, Including Area Code)


                                Not applicable
         (Former Name or Former Address, If Changed Since Last Report)
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ITEM 5.  OTHER EVENTS

     On September 25, 2000, we consented to the issuance of an Order to Cease and Desist (the "Order") by the Office of Thrift Supervision (the "OTS"). The Order requires us, among other things, to contribute $5.2 million to the capital of Life Bank, our principal subsidiary ("Life Bank"), not later than December 31, 2000, subject to extension by the OTS. We are also required to observe certain requirements regarding transactions with affiliates, books and records, tax sharing arrangements with Life Bank and the maintenance of a separate corporate existence from Life Bank.

     Also, on September 25, 2000, Life Bank entered into a Supervisory Agreement with the OTS. The Supervisory Agreement requires Life Bank, among other things, to achieve a core capital of at least 6% and a total risk-based capital of at least 11% by March 31, 2001. In calculating these ratios, Life Bank must risk weight all sub-prime loans it holds at double the regularly prescribed risk weighting. The Supervisory Agreement also requires that Life Bank add at least two new independent members to its Board of Directors, not pay dividends without OTS approval and revise many of its policies and procedures, including those pertaining to internal asset review, allowances for loan and lease losses, interest rate risk management, mortgage banking operations, liquidity, separate corporate existence, loans to one borrower and oversight by the Board of Directors.

     We and Life Bank are required to furnish quarterly reports to the OTS detailing our compliance, or failure to comply, with the Order and the Supervisory Agreement.

     We have retained Keefe, Bruyette & Woods as our financial advisor in connection with the Order and the Supervisory Agreement.

     The OTS has also approved the election of Steven R. Gardner as the President and Chief Executive Officer, and Roy L. Painter as the Chief Financial Officer, of Life Financial and Life Bank.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits.

              99.1  Stipulation and Consent to Issuance of Order to
                    Cease and Desist executed by Life Financial Corporation on September 25, 2000.
              99.2  Order to Cease and Desist issued by the OTS on
                    September 25, 2000.
              99.3 Supervisory Agreement dated as September 25, 2000, by and between Life Bank and the Office of Thrift Supervision.
              99.4  Press Release issued September 26, 2000.
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                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   LIFE FINANCIAL CORPORATION


Dated:  September 29, 2000         By: /s/ Steven R. Gardner
                                      -------------------------------------
                                      Steven R. Gardner
                                      President and Chief Executive Officer